                                            Exhibit 4.6
EXECUTION VERSION
CONFIDENTIAL
OMNIBUS AMENDMENT AND WAIVER
This OMNIBUS AMENDMENT AND WAIVER, dated as of October 18, 2023 (this “Omnibus Amendment”), is by and among:
(i)    Gravitas Education Holdings, Inc., a Cayman Islands exempted company (“GEHI”), (ii)    Bright Sunlight Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of GEHI (“Merger Sub”),
(iii)Best Assistant Education Online Limited, a Cayman Islands exempted company (“Best Assistant”),
(iv)Elmtree Inc., a Cayman Islands exempted company (“eLMTree”),
(v)NetDragon Websoft Holdings Limited, a Cayman Islands exempted company (“NetDragon”),
(vi)Rainbow Companion, Inc., an exempted company incorporated in the Cayman
Islands with limited liability (the “Divestiture Purchaser”),
(vii)NetDragon Websoft, Inc., a British Virgin Islands business company and a wholly owned subsidiary of NetDragon (“ND BVI”),
(viii)Joy Year Limited, a British Virgin Islands business company (“Secondary Seller 1”),
(ix)Bloom Star Limited, a British Virgin Islands business company (“Secondary Seller 2”),
(x)Ascendent Rainbow (Cayman) Limited, a company incorporated under the Laws of the Cayman Islands with limited liability (“Secondary Seller 3”),
(xi)Trump Creation Limited, a British Virgin Islands business company (“Secondary Seller 4”), and
(xii)China Growth Capital Limited, a British Virgin Islands business company
(“Secondary Seller 5” and together with Secondary Seller 1, Secondary Seller 2, Secondary Seller 3 and Secondary Seller 4, collectively, the “Secondary Sellers” and each, a “Secondary Seller”).
The parties to this Omnibus Amendment are collectively referred to as the “Transaction Parties” and individually, a “Transaction Party.” Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the applicable Key Transaction Agreements (as defined below).

WHEREAS, GEHI, Merger Sub, Best Assistant, and NetDragon have entered into that certain
Agreement and Plan of Merger, dated as of April 18, 2023 (as may be amended or restated, the “Merger Agreement”);
WHEREAS, pursuant to Section 7.16(a) of the Merger Agreement, eLMTree has acceded to the terms of the Merger Agreement and joined the Merger Agreement as a “Party” and an “eLMTree Party” thereunder by executing and delivering a Joinder, dated as of August 18, 2023;
WHEREAS, GEHI and the Divestiture Purchaser entered into that certain Share Purchase Agreement, dated as of April 18, 2023 (as may be amended or restated, the “GEHI Divestiture Agreement”);
WHEREAS, ND BVI, on the one hand, and the Secondary Sellers, on the other hand, entered into that certain Share Purchase Agreement, dated as of April 18, 2023 (as may be amended or restated, the “GEHI Share Purchase Agreement” and, together with the Merger Agreement and the GEHI Divestiture Agreement, the “Key Transaction Agreements”);
WHEREAS, pursuant to Section 8.1(c) of the Merger Agreement, the Completion of CFIUS
Process is a condition to the obligations of each of the parties to the Merger Agreement (the “Merger Agreement Parties”) to effect the Merger and the other Transactions contemplated under the Merger Agreement;
WHEREAS, as of the date hereof, the Principal Parties (as defined under the Merger Agreement) have reasonably determined that the Completion of CFIUS Process may not occur by October 18, 2023 (the “Original Outside Date”);
WHEREAS, pursuant to Section 6.3(c) of the GEHI Divestiture Agreement, the obligations of the Divestiture Purchaser to consummate the “Closing” (as defined under the GEHI Divestiture Agreement) under the GEHI Divestiture Agreement (the “Divestiture Closing”) is subject to the condition that the “Closing” (as defined under the Merger Agreement) under the Merger Agreement (the “Merger Closing”) shall occur substantially simultaneously with the Divestiture
Closing (such condition, the “Divestiture/Merger Concurrent Closing Condition”);
WHEREAS, pursuant to Section 5.1(b)(ii) of the GEHI Share Purchase Agreement, the obligation of each party to the GEHI Share Purchase Agreement to consummate the “Closing” (as defined under the GEHI Share Purchase Agreement) under the GEHI Share Purchase Agreement (the “Secondary Sale Closing”) is subject to the condition that the Merger Closing shall have occurred substantially simultaneously with the Secondary Sale Closing (such condition, the “Secondary Sale/Merger Concurrent Closing Condition”);
WHEREAS, Section 9.1(b) of the Merger Agreement provides that, subject to certain exceptions, the Merger Agreement may be terminated at any time prior to the Merger Closing by any Principal Party if the Closing shall not have occurred by the Original Outside Date;
WHEREAS, Section 7.1(b)(i) of the GEHI Divestiture Agreement provides that, subject to certain exceptions, the GEHI Divestiture Agreement may be terminated at any time prior to the

Divestiture Closing by any party to the GEHI Divestiture Agreement if the Divestiture Closing has not occurred on or before the Original Outside Date;
WHEREAS, Section 8.1(a) of the GEHI Share Purchase Agreement provides that, subject to certain exceptions, the GEHI Share Purchase Agreement may be terminated prior to the Secondary Sale Closing at the election of any Secondary Seller with respect to its “Sale Shares” (as defined under the GEHI Share Purchase Agreement) if the Secondary Sale Closing has not occurred on or before the Original Outside Date;
WHEREAS, each Transaction Party desires to continue to be bound by the applicable Key Transaction Agreement(s) to which it is a party and desires to amend or waive certain of the terms and conditions under such Key Transaction Agreement(s);
WHEREAS, pursuant to the terms of the Key Transaction Agreements, including Section 7.13 of the Merger Agreement and Section 5.6 of the GEHI Divestiture Agreement, certain amendments and/or waivers of the terms of the Key Transaction Agreements requires the consent of certain Transaction Parties; and
WHEREAS, each Transaction Party desires to consent to the waivers and amendments set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained herein, and other good and valuable consideration, and subject to and on the terms and conditions set forth in this Omnibus Amendment, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties, each intending to be legally bound, hereby agree as follows:
SECTION 1. Outside Date
(a)The phrase “the date that is six (6) months after the date hereof (the “Outside Date”)” in Section 9.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced with “January 18, 2024 (the “Outside Date”)”.
(b)The phrase “the Closing has not occurred on or before the date that is six (6) months after the date hereof” in Section 7.1(b)(i) of the GEHI Divestiture Agreement is hereby deleted in its entirety and replaced with “the Closing has not occurred on or before January 18, 2024”.
(c)The definition of “Outside Date” under the GEHI Share Purchase Agreement is hereby deleted in its entirety and replaced with ““Outside Date” means January 18, 2024.”
SECTION 2. Board Composition
(a)Section 7.14(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“GEHI shall take all necessary action prior to the Effective Time such that (i) each director of GEHI in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time) and (ii) the GEHI Board, immediately after the Effective Time, shall consist of at least five (5) directors (each, a “GEHI Director”), of which (i) at least three (3) directors will be designated in writing by Best Assistant at least ten (10) Business Days prior to the Closing (each, an “eLMTree Director”), with one eLMTree Director being the chairman of the GEHI Board, and (ii) at least two (2) directors will be Independent Directors, to be designated in writing by Best Assistant at least ten (10) Business Days prior to the Closing.”
(b)Section 8.1(j) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:
“The GEHI Board shall consist of at least two (2) Independent Directors and at least three (3) eLMTree Directors immediately after the Effective Time.”
SECTION 3. GEHI Share Purchase Agreement. Schedule I to the GEHI Share Purchase Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE 1 SCHEDULE OF SELLERS

Name	Sale Shares	Purchase Price ($)
Joy Year Limited	3,033,250	5,334,941
Bloom Star Limited	526,548	926,104
Ascendent Rainbow (Cayman) Limited	3,960,107	6,965,116
Trump Creation Limited	977,284	1,718,867
China Growth Capital Limited	31,255	54,972
Total	8,528,444	15,000,000
SECTION 4. Closing Matters.
(a)Subject to Section 4(c) hereof, the Divestiture Purchaser hereby irrevocably waives the Divestiture/Merger Concurrent Closing Condition as a condition to its obligation to consummate the Divestiture Closing.
(b)Subject to Section 4(c) hereof, each party to the GEHI Share Purchase Agreement hereby irrevocably waives the Secondary Sale/Merger Concurrent Closing Condition as a condition to its obligation to consummate the Secondary Sale Closing.
(c)The Transaction Parties acknowledge and agree that, unless otherwise agreed in writing by all Transaction Parties:
(i)it is expected that the Divestiture Closing shall occur substantially simultaneous with the Secondary Sale Closing and prior to the filing of the Plan of Merger in accordance with the Cayman Companies Act. The Effective Time specified in the Plan of Merger shall be no later than one (1) Business Day after the consummation of the Secondary Sale Closing and the Divestiture Closing;

(ii)upon the terms and subject to the conditions set forth in the Merger Agreement, each Merger Agreement Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Merger Agreement Parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger in the manner set forth in Section 4(c)(i) hereof; and
(iii)to the extent the Merger Closing and the Effective Time does not occur within three (3) Business Days after the Secondary Sale Closing and the Divestiture Closing, the applicable Transaction Parties shall take whatever action and execute whatever instruments necessary to unwind the Secondary Sale Closing and the Divestiture Closing, such that: (A) the “Sale Shares” (as defined under the GEHI Divestiture Agreement) shall be returned to GEHI, (B) “Sale Shares” (as defined under the GEHI Share Purchase Agreement) shall be returned to the applicable Secondary Sellers, and (C) the Purchase Price (as defined under the GEHI Share Purchase Agreement) shall be returned to ND BVI.
(d)Exhibit C (Form of Plan of Merger) to the Merger Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
SECTION 5. Consent. Each Transaction Party hereby consents to the terms of this Omnibus Amendment, including the waivers and amendments contemplated herein, and to the extent the consent of such Transaction Party is required in connection with one or more waivers and/or amendments herein pursuant to the terms of any Key Transaction Agreements, including Section 7.13 of the Merger Agreement and Section 5.6 of the GEHI Divestiture Agreement, such Transaction Party expressly agree that its execution and delivery of this Omnibus Amendment shall constitute consent to such waivers and/or amendments under such Key Transaction Agreements.
SECTION 6. General Provisions.
(a)Except as expressly provided herein, nothing in this Omnibus Amendment shall be deemed to constitute a waiver of compliance by any Transaction Party with respect to any other term, provision or condition of the Key Transaction Agreements or shall be deemed or construed to amend, supplement or modify the Key Transaction Agreements or otherwise affect the rights and obligations of any Transaction Party thereto, all of which remain in full force and effect.
(b)This Omnibus Amendment shall be binding upon and shall inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.
(c)This Amendment may be executed and delivered in any number of counterparts, each of which, when so executed, will be deemed an original and all of which taken together will constitute one and the same agreement. Signatures of a Transaction Party which are sent to the other Transaction Parties by e-mail (pdf.) or by facsimile transmission shall be binding as evidence of acceptance to the terms hereof by such Transaction Party.
(d)This Omnibus Amendment, the Key Transaction Agreements and any other documents and instruments and agreements among the Transaction Parties as contemplated hereby and thereby or referred to herein and therein, constitute the entire agreement among the Transaction Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Transaction Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
GEHI
GRAVITAS EDUCATION HOLDINGS, INC.
By: ___/s/ Dennis Demiao Zhu______________
Name: Dennis Demiao Zhu              Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
MERGER SUB BRIGHT SUNLIGHT LIMITED
By: ____________________________________
Name: Ms. Yanla Shi Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
BEST ASSISTANT
BEST ASSISTANT EDUCATION ONLINE LIMITED
By: ____________________________________
Name: LEUNG Lim Kin Simon
Title: Director
[Signature Page to Omnibus Amendment and Waiver]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.

ELMTREE
ELMTREE INC.
By: ____________________________________
Name: LEUNG Lim Kin Simon
Title: Director
[Signature Page to Omnibus Amendment and Waiver]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.

NETDRAGON WEBSOFT HOLDINGS LIMITED
By: ____________________________________
Name: LEUNG Lim Kin Simon
    Title:     Director
[Signature Page to Omnibus Amendment and Waiver]

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
DIVESTITURE PURCHASER RAINBOW COMPANION, INC.

By: ____________________________________
Name: MENG Liang
Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.

ND BVI
NETDRAGON WEBSOFT, INC.
By: ____________________________________
Name: LIU Dejian
Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
SECONDARY SELLER 1 JOY YEAR LIMITED
By: ____________________________________
Name: Mr. Chimin Cao Title: Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
SECONDARY SELLER 2 BLOOM STAR LIMITED
By: ____________________________________
Name: Ms. Yanlai Shi Title: Director

[Signature Page to Omnibus Amendment and Waiver] [AS_ACTIVE 220338681_5]
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IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
SECONDARY SELLER 3
ASCENDENT RAINBOW (CAYMAN) LIMITED
By: ____________________________________
Name: MENG Liang
Title:     Director

IN WITNESS WHEREOF, the Transaction Parties have duly executed this Omnibus Amendment as of the date first written above.
SECONDARY SELLER 4 TRUMP CREATION LIMITED
By: ____________________________________
Name: Ms. Hongmei Cao Title: Director

**SECONDARY SELLER 5**
**CHINA GROWTH CAPITAL LIMITED**

By: Ning Tang

Name: Mr. Ning Tang
Title: Director

*[Signature Page to Omnibus Amendment and Waiver]*

[AS_ACTIVE 220338681_5]
170202.02-BEISR01A - MSW